Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33000, 333-94723, 333-64755, 333-64605,
333-59523,  333-57613, 333-81533, 333-51067, 333-45139, 333-37713, 333-25431 and
333-38068), in the Registration Statements on Forms S-8 (No. 333-31696, 333-93117, 333-92327, 333-11294, 333-88421 and 333-39553) and in the
Registration Statement on Form S-4 (No. 333-38420) of Applied Digital Solutions, Inc. and subsidiaries (formerly Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K, as amended.



/s/ Rubin, Brown, Gornstein & Co. LLP
-------------------------------------
Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri

June 23, 2000

                                       16